Exhibit 10.55

MyECheck Services Agreement

This Services Agreement (this “Agreement”) dated April 27 , 2015 is made by and between MyECheck, Inc., a Wyoming corporation whose address is 2600 East Bidwell Street, Folsom, Suite 190 CA 95630, (“MyECheck”), and Kokopay, Inc., whose address is Baxter Town Center, 1122 Market Street, Fort Mill SC 29708 (“Company”).

A.	Whereas MyECheck provides Payment Data Processing Services (“Services”);

B.	Whereas Company is engaged in payment acceptance; and

C.	The Service Documentation described below contains the terms under which MyECheck has agreed to provide Services to the Company.

NOW THEREFORE, MYECHECK AND COMPANY AGREE AS FOLLOWS:

1.	Service Documentation. The “Service Documentation” includes;

(a)	This Agreement and all exhibits, addendums and attachments;

(b)	User guides which include software and software licenses if applicable, price schedules, specifications, instructions, and notices;

(c)	The application form(s) for each Service.

The Service Documentation also applies to any Service that is provided by an affiliate of MyECheck and any Service that is used by an affiliate or a subsidiary of Company. “MyECheck” includes each such affiliate, and “Company” includes each such affiliate and subsidiary. All terms defined in this Agreement shall have the same meaning when used in the Service Documentation. If there is a conflict among the documents that make up the Service Documentation, the documents will govern in the order set forth above. Remaining Service Documents will be delivered, via e-mail, after receipts of this signed agreement.

2.          Changes to Services. MyECheck may change (or add to) the terms and fees in the Service Documentation at any time upon 30 days prior written notification. If Company discontinues using the affected Service before the change becomes effective, it will not be bound by the change. If Company continues to use a Service after the change becomes effective, it will be bound by the change.

3.          Term and Termination. Unless terminated sooner in accordance with the Service Documentation, this Agreement and all Services will continue in effect until terminated by either party upon 30 days prior written notice to the other party (unless a Service is terminated sooner in accordance with the Service Documentation). MyECheck may terminate any Service following notice to Company of a breach of any provision of the Service Documentation. MyECheck may also terminate any Service without notice to Company if Company is subject to a petition under applicable state or federal bankruptcy law, becomes insolvent or is otherwise unable to make its debts when due, or if MyECheck otherwise determines, in its sole discretion, that a material adverse change has occurred in Company’s ability to perform its obligations under the Service Documentation. The termination of a Service will not affect Companys or MyECheck’s rights with respect to transactions which occurred before termination. MyECheck shall not be liable to Company for any losses or damages Company may incur as a result of any termination of any Service.

4.          Service Fees. Company shall pay MyECheck the fees described in Exhibit A of this document. You hereby authorize MyECheck to create remotely created checks drawn from Company’s checking account(s), and use the checks to collect all fees and charges, or it may send an invoice to Company for such amounts, which Company shall promptly pay. MyECheck may assess finance charges at a rate of 1.5% per month (18% per annum) or the highest rate permitted by law, whichever is less, on any invoiced fees that are not paid within thirty (30) days of the due date and shall apply payments and other reductions of amounts owed first to unpaid interest and then to other fees and charges.

5.          Confidential Information. Unless otherwise provided in the Service Documentation, all user guides and other written materials, source code, object code, trademarks and other intellectual property included in the Service Documentation provided pursuant to this Agreement constitute MyECheck’s or its vendors’ confidential information (“Confidential Information”). MyECheck or its vendors, as applicable, will remain the sole owner of all such Confidential Information, and Company will not acquire any interest in or rights to it as a result of Company’s use of any Service except as set forth in the Service Documentation. Company will maintain the confidentiality of the Confidential Information and will not use for any purpose (other than as specifically contemplated by this Agreement) or disclose (or permit its employees or agents to disclose), copy, transfer, sublicense or otherwise make any of it available to any person or entity, other than its employees who have a need to use the Confidential Information in connection with the applicable Service. Company shall notify MyECheck immediately if it knows or suspects that there has been any unauthorized disclosure, possession, use or knowledge (each, an “Unauthorized Use”) of any Confidential Information, and if it is responsible for the Unauthorized Use, it will, at its expense, promptly take all actions, including without limitation initiating court proceedings to recover possession or prevent further Unauthorized Use of the Confidential Information and obtain redress for any injury caused to MyECheck as a result of such Unauthorized Use. In addition, except as permitted by applicable law, Company may not decompile, reverse engineer, disassemble, modify, or create derivative works of any software provided pursuant to this Agreement.

6.          Third Party Networks; Use of Required Software. If MyECheck determines that any funds transfer or communications network, Internet service provider, or other system(s) it has selected to provide a Service is unavailable, inaccessible or otherwise unsuitable for use by MyECheck or Company, MyECheck may, upon notice to Company, suspend or discontinue the affected Service. Company shall use and maintain in good working order (and at its own expense) software, hardware and other equipment necessary for Company to use the Service(s) in accordance with the Service Documentation.

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7.          NO REPRESENTATIONS OR WARRANTIES OF MYECHECK OR SOFTWARE VENDOR. NEITHER MYECHECK NOR ANY SOFTWARE VENDOR MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES OR ANY SOFTWARE USED IN CONNECTION WITH THE SERVICES INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE EXPRESSLY SET FORTH IN THE SERVICE DOCUMENTATION.

8.          Liability and Indemnification.

(a)          MyECheck is under no obligation to honor, in whole or in part, any entry, file, batch release, payment order, transaction or instruction (each, an “Order”), which (i) exceeds Company’s available funds on deposit in an account with MyECheck related to the Order, unless otherwise provided in the Service Documentation; (ii) is not in accordance with the Service Documentation or MyECheck’s applicable policies, procedures or practices as MyECheck may from time to time establish and make available to Company; (iii) MyECheck has reason to believe may not have been duly authorized, should not be honored for its or Company’s protection, or involves funds subject to a hold, dispute, restriction or legal process that prevents their withdrawal; or (iv) could result, in MyECheck’s sole discretion, in a violation of any law, rule or regulation of any federal or state regulatory authority, including without limitation any Federal Reserve risk control program or guidelines such as the limitations on MyECheck’s intra-day net funds position.

(b)          Company shall promptly furnish written proof of loss to MyECheck and notify MyECheck if it becomes aware of any third party claim related to a Service. Company shall cooperate fully (and at its own expense) with MyECheck in recovering a loss. If Company is reimbursed by or on behalf of MyECheck, MyECheck or its designee will be subrogated to all rights of Company.

(c)          Any claim, action or proceeding against MyECheck for losses or damages arising from a Service, including MyECheck’s honoring or dishonoring a check covered by a Service, must be brought within one year from the date of the act or omission or in the case of a check from the date the check was first paid or returned by MyECheck.

(d)          MyECheck will have no liability for failure to perform or delay in performing a Service if the failure or delay is due to circumstances beyond MyECheck’s reasonable control.

(e)          Except in the case of MyECheck’s gross negligence or intentional misconduct, Company shall indemnify and hold MyECheck, its directors, officers, employees and agents harmless from all losses or damages that arise out of (i) the performance of a Service in accordance with the Service Documentation, including without limitation any warranty MyECheck is required to make to a third party in connection with a Service; (ii) an act or omission of any agent, courier or authorized representative of Company; or (iii) if the Service includes a license or sublicense of any software to Company, the use or distribution of the software by Company or any person gaining access to the software through Company that is inconsistent with the license or sublicense.

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(f)          MYECHECK WILL ONLY BE LIABLE TO COMPANY FOR ITS DIRECT MONETARY LOSSES OR DAMAGES DUE TO MYECHECK’S GROSS NEGLIGENCE OR MATERIAL BREACH OF THIS AGREEMENT. MYECHECK’S LIABILITY TO COMPANY WILL BE LIMITED TO AN AMOUNT NOT TO EXCEED THE AMOUNT OF THE FEES ACTUALLY PAID BY COMPANY TO MYECHECK DURING THE CALENDAR MONTH IMMEDIATELY PRECEDING THE CALENDAR MONTH IN WHICH SUCH LOSS OR DAMAGES WERE INCURRED (OR, IF NO MYECHECK FEES WERE PAID IN SUCH MONTH, MYECHECK FEES PAID IN THE MONTH IN WHICH THE LOSSES OR DAMAGES WERE INCURRED). IN NO EVENT WILL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL (INCLUDING WITHOUT LIMITATION COURT COSTS AND ATTORNEYS’ FEES), INDIRECT, OR PUNITIVE LOSSES OR DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, OR WHETHER THE LIKELIHOOD OF SUCH LOSSES OR DAMAGES WAS KNOWN TO THE OTHER PARTY AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION.

9.          General.

(a)          The Service Documentation will be governed by the laws of the state of California, without regard to conflicts of laws principles. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court of the Northern District of California, Sacramento County, and that the parties hereby submit to the jurisdiction and venue of said court.

(b)          Any portion of the Service Documentation which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and MyECheck will incur no liability to Company as a result of the inconsistency or modification and application. If any portion of the Service Documentation is deemed unenforceable or invalid, it will not otherwise affect the enforceability or validity of the Service Documentation.

(c)          The Service Documentation is the entire agreement between MyECheck and Company and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service. No course of dealing or waiver of any right on one occasion will constitute a modification of the Service Documentation or be a waiver of that right on a subsequent occasion.

(d)          Company agrees to provide MyECheck promptly upon MyECheck’s request any existing financial statements or other information pertaining to Company’s financial condition or any previously unprepared financial statements which MyECheck may require Company to prepare and/or to be audited or reviewed by independent certified public accountants acceptable to MyECheck.

(e)          Company expressly warrants that a Service will not be used in a manner which violates any federal or state law including without limitation any sanction or control administered by the Office of Foreign Assets Control or Bureau of Export Administration.

(f)          Sections 4, 5, 6, 8, 9 and 10 of this Agreement will survive termination of this Agreement.

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(g)          Either party may provide notice to the other party by mail, personal delivery, or electronic transmission. MyECheck shall use the most recent address for Company in MyECheck’s records, and any notice from MyECheck will be effective when sent. Company shall use the address where Company’s relationship manager is located and address any notice to the attention of such manager. Any notice from Company will be effective when actually received by MyECheck. MyECheck will be entitled to rely on any notice from Company that it believes in good faith was authorized by an authorized representative of Company and, except as expressly stated in the Service Documentation, shall have no obligation to verify the signature (including an electronic signature). Each party will have a reasonable time after receipt of any notice to act on it.

(h)          All uses of the Services through Company’s ID codes, passwords, token cards, PINs, or passcodes (each, a “Code”) will be deemed to be authorized by and binding on Company. Company’s failure to protect Codes may allow an unauthorized party to (i) use the Services, (ii) access Company’s electronic communications and financial data, and/or (iii) send or receive information and communications to MyECheck. Unencrypted electronic transmissions are not secure. Company assumes the entire risk for unauthorized use of Codes and any unencrypted electronic transmissions.

(i)          Company may not assign or transfer its rights or obligations with respect to the Service Documentation without MyECheck’s prior written consent. MyECheck may assign its rights and obligations with respect to the Service Documentation to any successor by merger, consolidation or corporate reorganization.

(j)          Unless otherwise provided in the Service Documentation, the term “Business Day” means that part of a business day occurring prior to the cutoff time determined in accordance with MyECheck’s applicable funds availability policy.

(k)          The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

(l)           Company authorizes MyECheck to issue a press release, which may contain Company’s stock ticker symbol; that describes the nature of the relationship between MyECheck and Company.

(m)         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(n)          "Client will not be charged for any test payments sent to our test server. Please note that any payments sent to our production server will be charged per transaction in real-time."

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(o)          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

Agreed:		Accepted:
Company		MyECheck

Signature:	/s/ Glen Fossella	Signature:	/s/ Ed Starrs

Name:	Glen Fossella	Ed Starrs

Company:	Kokopay, Inc.	MyECheck

Title:	President and CEO	President/CEO

Signature:

Jim Fancher

MyECheck, Inc.

Executive Vice President/COO

		Effective Date:	4/28/15

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Exhibit A – Fees

Electronic Check Service

Transactions per Month	Fee
0 – 2,500	$0.25 per transaction
2,501 – 500,000	$0.25 per transaction
500,001 – 999,999	$0.20 per transaction
1,000,000 +	$0.15 per transaction

ACH Credits

Service Description	Fee per Transaction
ACH Credit Fee	$0.10

Optional Services

Account Verification Service

Determines whether an account is open, valid and in a positive status. Looks for stop payments, overdrafts and balance when available. MyECheck returns an Accept or Decline code based on Merchant configured settings in the Merchant portal.

Service Description	Fee per Transaction
Account Verification Service	$0.25

Identity Verification Service

Verifies that the person conducting the transaction is who they claim to be. MyECheck returns an Accept or Decline code based on Merchant configured settings in the Merchant portal.

Service Description	Fee per Transaction
Identity Verification Service	$0.49

Account Ownership Verification Service – Requires Account and Identity Service Provides key bank account owner and status information used to authenticate if the customer is an authorized signer on the bank account. MyECheck returns an Accept and Decline code based on Merchant configured settings in the Merchant portal.

Service Description	Fee per Transaction
Account Authorization Service	$0.49

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